Exhibit 99.1
434 Fayetteville Street, Suite 600, Raleigh, NC  27601

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
David Waldman/Jody Burfening	Dawn Sullivan or Lisa Astor
Lippert/Heilshorn & Associates	Schwartz Communications
(212) 838-3777	(781) 684-0770
dwaldman@lhai.com	summus@schwartz-pr.com

SUMMUS REPORTS 15% SEQUENTIAL INCREASE
IN THIRD QUARTER REVENUE

Raleigh, N.C. — November 14, 2005 —Summus, Inc. (OTCBB: SMMU), a leading provider of mobile media applications that optimize the consumer wireless experience, today announced financial results for the third quarter and nine months ended September 30, 2005. Highlights for the quarter include:

▪
Total revenue for the third quarter of 2005 increased 15% to approximately $2.06 million, as compared to total revenue of approximately $1.79 million for the second quarter of 2005. Total revenue increased 37%, as compared to approximately $1.50 million reported for the third quarter of 2004. Total revenue for the nine months ended September 30, 2005 increased 67% to approximately $5.84 million, compared to approximately $3.50 million for the same period in 2004.

▪
Gross margins for the third quarter of 2005 remain unchanged at 51% compared to the same period in 2004. Gross margins for the nine months ended September 30, 2005 increased to 51% from 50% in the same period in 2004.

▪
Net loss from operations for the third quarter of 2005 was approximately $1.04 million compared to a net loss from operations of approximately $332,000 for the same period in 2004. This reflects increased expenses in technology and product development related to the company’s investment in developing alternative online consumer distribution mechanisms that will be launched in Q1 2006. Net loss from operations for the nine months ended September 30, 2005 was approximately $2.58 million compared to a net loss from operations of approximately $2.20 million for the same period in 2004.

▪
Net loss applicable to common shareholders for the third quarter of 2005 was approximately $1.09 million or $0.08 per share, versus approximately $999,000 or $0.11 per share, for the same period in 2004. Net loss applicable to common shareholders for the nine months ended September 30, 2005 was approximately $3.63 million, or $0.27 per share, versus approximately $3.32 million, or $0.40 per share, for the same period in 2004.

▪	As of September 30, 2005, Summus’ cash and accounts receivable totaled approximately $3.42 million.

"We resumed double digit sequential revenue growth in the third quarter, as anticipated,” said Gary E. Ban, chief executive officer of Summus. “Contributing to this excellent performance was the strong consumer uptake following the launch of our popular mobile products on additional wireless carriers, which met expectations. In addition, we added six new content and distribution partners in Q3, bringing Summus’ industry-leading mobile portfolio to 32 applications across 45 carriers and distribution partners, including more than 28 international carriers or distribution partners in 26 different countries.”

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

Third quarter operating highlights include:

More US Carriers Launch Summus Mobile Gaming and Photo Applications

▪	Fujifilm Mobile Postcard Service launched on US Cellular
▪	Fujifilm “Get The Picture” Mobile service launched on Cingular
▪	Texas Hold'em by Phil Hellmuth launched on Cingular
▪	Golf Digest Mobile screensavers launched on Sprint
▪	Hooters Calendar and Sports Illustrated Swimsuit wallpaper launched on Fonestarz
▪	College Fight Tones (added to College & Greek Logos content) launched on Verizon and Alltel

Two New International Carrier Relationships

▪	Entel PCS: the second-largest telecommunications company in Chile
▪	O2 Ireland: The second largest carrier in Ireland

New Mobile Personalization and Photo Partnerships

▪	Fighttones.com for college students
▪	The women of Maxim Magazine in Latin America
▪	Chippendales photos as wallpaper content
▪	PhotoChannel Networks—easily lets mobile consumers order, print and pick-up camera phone photos at more than 8,000 physical retail locations.

“As we head into the fourth quarter, we plan to introduce new content and applications within each of our product categories and seek out new domestic and international partners to leverage our popular content and extensive carrier distribution,” Mr. Ban continued. “We are especially encouraged by the early success of our new Mattel product, UNO® Challenge, which has recently launched on Cingular. We look forward to introducing UNO Challenge on additional carriers, as well as launching other Mattel games in 2005.”

Mr. Ban concluded, “By introducing new products, expanding our services through a new online distribution offering, enhancing our international distribution and investing in new marketing initiatives we are building a strong platform to support and accelerate long-term growth as well as reach our goal of maintaining sequential top line revenue growth of at least 15% for the fourth quarter of 2005.”

Conference Call
The Summus third quarter conference call will be held at 11:00AM Eastern time on Monday November 14, 2005. To participate in the call, please dial 706-634-2478. A live webcast of the call will also be available on the company's website, www.summus.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The webcast will be archived on Summus’ website, and a telephone replay of the call will be available for seven days beginning at 2:00 p.m. Eastern time, November 14, at 706-645-9291, using conference ID #2063922.

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

About Summus
Summus is a leading provider of mobile media applications that optimize the consumer wireless experience. Summus partners with leading content brands to develop compelling and unique wireless applications and content for the mobile phone, focused within the most popular areas of growth, including photo-messaging, multi-player games, news/information and personalization. Summus currently offers an ever-growing list of 32 mobile phone applications deployed through 45 major wireless carriers or distribution partners in the U.S and abroad. Summus designs and develops these applications with the industry’s most intuitive navigation that is designed for a consistently superior user experience. For more information, see www.summus.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning Summus’ business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in Summus’ annual report on Form 10-K for the year ended December 31, 2004, and in reports subsequently filed by Summus with the Securities and Exchange Commission(“SEC”). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Summus’ web site at www.summus.com. Summus hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

All trademarks and/or registered trademarks are the property of their respective owners.

(tables follow)

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

BALANCE SHEETS (UNAUDITED)

	September 30, 2005	December 31, 2004

Assets
Current assets:
Cash	$2,238,999	$1,405,788
Accounts receivable	1,180,334	801,698
Prepaids and other current assets	75,770	101,315
Total current assets	3,495,103	2,308,801
Equipment, software and furniture, net	122,548	97,005
Total assets	$3,617,651	$2,405,806

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,933,899	$1,167,259
Accrued salaries and related costs	193,422	187,029
Accrued interest	94,023	96,068
Current portion of notes payable	91,937	307,668
Convertible notes payable, net of discount of $743,715
at December 31, 2004	—	681,285
Total current liabilities	2,313,281	2,439,309
Notes payable, less current portion	—	53,693

Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.001 par value;
10,000 shares designated, 2,407 shares issued and
outstanding at September 30, 2005 and December 31,
2004 (liquidation preference of $2,615,607 as of
September 30, 2005)	2,407,295	2,407,295
Common stock, $0.001 par value, 185,000,000 shares
authorized; 13,522,854 and 12,105,257 shares issued
and 13,519,004 and 12,101,407 shares outstanding at
September 30, 2005 and December 31, 2004, respectively	13,519	12,101
Additional paid-in capital	57,309,425	52,485,043
Deferred compensation	(43,361)	(90,363)
Accumulated deficit	(58,154,889)	(54,673,653)
Treasury stock, at cost (3,850 shares)	(227,619)	(227,619)
Total stockholders’ equity (deficit)	1,304,370	(87,196)
Total liabilities and stockholders’ equity (deficit )	$3,617,651	$2,405,806

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three-Month Period Ended
	September 30, 2005	September 30, 2004

Revenues:
Wireless applications and contracts	$2,054,744	$1,466,448
Contracts and license fees	—	30,000
Wireless license fees	3,500	4,250
Total revenues	2,058,244	1,500,698
Cost of revenues:
Wireless applications and contracts	1,008,937	723,988
Contracts and license fees	—	4,038
Wireless license fees	—	—
Total cost of revenues	1,008,937	728,026
Gross profit	1,049,307	772,672
Operating expenses:
General and administrative expenses	659,831	521,959
Research and development	916,284	436,830
Sales and marketing	503,932	227,971
Non-cash compensation	6,995	2,475
Non-cash consulting expense	5,207	41,415
Non-cash settlements	—	(126,373)
Total operating expenses	2,092,249	1,104,277
Loss from operations	(1,042,942)	(331,605)
Interest expense	(653)	(13,830)
Amortization of discount on debt and beneficial conversion feature	—	(611,653)
Net loss	$(1,043,595)	$(957,088)

Net loss applicable to common stockholders:
Net loss	$(1,043,595)	$(957,088)
Preferred stock dividends	(48,140)	(41,565)
Net loss applicable to common stockholders	$(1,091,735)	$(998,653)
Per share amounts (basic and diluted)	$(0.08)	$(0.11)
Weighted average shares of common stock outstanding	13,503,786	9,305,370

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

434 Fayetteville Street, Suite 600, Raleigh, NC  27601

STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine-Month Period Ended
	September 30, 2005	September 30, 2004

Revenues:
Wireless applications and contracts	$5,833,777	$3,448,658
Contracts and license fees	—	43,889
Wireless license fees	8,700	5,000
Total revenues	5,842,477	3,497,547
Cost of revenues:
Wireless applications and contracts	2,848,552	1,747,756
Contracts and license fees	—	7,237
Wireless license fees	—	—
Total cost of revenues	2,848,552	1,754,993
Gross profit	2,993,925	1,742,554
Operating expenses:
General and administrative expenses	2,095,090	2,072,443
Research and development	2,237,974	1,410,149
Sales and marketing	1,143,196	464,019
Non-cash compensation	27,729	56,177
Non-cash consulting expense	15,608	70,432
Non-cash settlements	58,750	(126,373)
Total operating expenses	5,578,347	3,946,847
Loss from operations	(2,584,422)	(2,204,293)
Interest expense	(45,482)	(48,019)
Amortization of discount on debt and beneficial conversion feature	(851,332)	(654,210)
Net loss	$(3,481,236)	$(2,906,522)

Net loss applicable to common stockholders:
Net loss	$(3,481,236)	$(2,906,522)
Accretion of beneficial conversion feature on preferred stock	—	(293,444)
Preferred stock dividends	(144,420)	(124,695)
Net loss applicable to common stockholders	$(3,625,656)	$(3,324,661)
Per share amounts (basic and diluted)	$(0.27)	$(0.40)
Weighted average shares of common stock outstanding	13,249,293	8,282,333

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com

4434 Fayetteville Street, Suite 600, Raleigh, NC  27601

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine-Month Period Ended

	September 30, 2005	September 30, 2004

Operating activities
Net loss	$(3,481,236)	$(2,906,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,294	116,362
Non-cash compensation	27,729	56,177
Common stock, options and warrants issued for services	161,446	124,432
Amortization of discount on debt and beneficial conversion feature	851,332	654,210
Non-cash settlements	58,750	(126,373)
Changes in operating assets and liabilities:
Accounts receivable	(378,636)	(837,315)
Prepaid and other assets	25,545	(61,183)
Accounts payable and other accrued expenses	764,595	268,248
Accrued salaries and related costs	6,393	(172,369)
Deferred revenue	—	11,000
Net cash used in operating activities	(1,928,788)	(2,873,333)

Investing activities
Purchases of equipment, software and furniture	(60,837)	(38,369)
Net cash used in investing activities	(60,837)	(38,369)

Financing activities
Proceeds from exercise of stock options and warrants	4,332,878	20,086
Proceeds from issuance of convertible debt	215,000	1,000,000
Payments of convertible debt	(1,640,000)	—
Principal payments on capital lease obligations	—	(17,296)
Principal payments on notes payable and short-term borrowings	(85,042)	(88,180)
Net cash provided by financing activities	2,822,836	914,610

Net increase (decrease) in cash	833,211	(1,997,092)
Cash at beginning of period	1,405,788	2,188,645
Cash at end of period	$2,238,999	$191,553

Supplemental disclosures of cash flow information
Cash paid for interest	$47,527	$40,864

Summus, Inc.
main office: 919.807.5600 • toll free: 877.463.3253 • fax: 919.807.5601
www.summus.com